CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of the Empiric Funds, Inc. and to the inclusion of our report dated November 16, 2007 to the Shareholders and Board of Directors of  the Empiric Funds, Inc.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 24, 2008